AMENDMENT TO FUND
                             PARTICIPATION AGREEMENT
                                      AMONG
                              RYDEX VARIABLE TRUST,
                            RYDEX DISTRIBUTORS, INC,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the March 24, 2000 Fund Participation Agreement among Rydex Variable Trust (the "Trust"), Rydex Distributors, Inc., and Jefferson National Life Insurance Company (formerly Conseco Variable Insurance Company) (the "Insurance Company") as follows:

     1. Schedule A is revised in its entirety to read as Exhibit A attached hereto.

     2. Schedule C is revised in its entirety to read as Exhibit B attached hereto.

     3. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2006.

                                 RYDEX VARIABLE TRUST

                                 By: _____________________________
                                 Name:
                                 Title:

                                 RYDEX DISTRIBUTORS, INC.

                                 By: _______________________________
                                 Name:
                                 Title:

                                 JEFFERSON NATIONAL LIFE INSURANCE
                                 COMPANY

                                 By: _____________________________
                                 Name: Craig A. Hawley
                                 Title: General Counsel and Secretary



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                                                                       EXHIBIT A

                                   SCHEDULE A
                            SEGREGATED ASSET ACCOUNTS

           Account(s)                                      Form #
- Jefferson National Life Annuity Account C   22-4025 (Individual)
                                              32-4000 (Group)
- Jefferson National Life Annuity Account E   22-4047/32-4003 (Achievement)
                                              22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F   22-4061
- Jefferson National Life Annuity Account G   22-4056; JNL-2300; JNL-2300-1
- Jefferson National Life Annuity Account H   CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I   CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J   JNL-2100
- Jefferson National Life Annuity Account K   JNL-2200
- Jefferson National Life Account L           CVIC-1001 and -1003
- Jefferson National Life Advisor Variable
  Annuity Account                             22-4058

                                                                       EXHIBIT B

                                   SCHEDULE C
                          LIST OF PARTICIPATING FUNDS
CLS AdvisorOne Amerigo
CLS AdvisorOne Clermont
Inverse OTC
Banking
Basic Materials
Biotechnology
Consumer Products
Electronics
Energy
Energy Services
Financial Services
Health Care
Internet
Inverse Dynamic Dow
Inverse Mid-Cap
Inverse Russell 2000
Inverse Government Long Bond
Europe Advantage
Japan Advantage
Large-Cap Growth
Large-Cap Value
Leisure
Dynamic Dow
Mid Cap Advantage
Russell 2000 Advantage
Mid-Cap Growth
Mid-Cap Value
Nova
OTC
Precious Metals
Real Estate
Retailing
Sector Rotation
Small-Cap Growth
Small-Cap Value
Technology
Telecommunications
Dynamic S&P 500
Transportation
Inverse S&P 500
Government Long Bond Advantage
US Government Money Market
Utilities
Dynamic OTC
Commodities
Dynamic Strengthening Dollar
Dynamic Weakening Dollar
Multi-Cap Core Equity
Absolute Return Strategies
Hedged Equity